UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016 (August 15, 2016)

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia		30305
(Address of principal executive offices)		(Zip Code)

(404) 261-4381

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 15, 2016, American Software, Inc. (the “Registrant”) held its annual meeting of shareholders. At the meeting, 25,104,448 Class A shares and 2,487,086 Class B shares were represented in person or by proxy, which constituted a quorum. Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters brought before the Registrant’s shareholders. The final results for each matter submitted to the shareholders of the Registrant at the meeting are as follows:

1.	The following persons were duly elected directors of the Registrant:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
CLASS A DIRECTORS
W. Dennis Hogue	17,985,220	2,364,045	25,132	4,730,051
James B. Miller	17,129,030	3,218,234	27,133	4,730,051

CLASS B DIRECTORS
James C. Edenfield	2,487,086	0	0	0
J. Michael Edenfield	2,487,086	0	0	0
Thomas L. Newberry, V	2,487,086	0	0	0

2.	The resolution approving the compensation of the Registrant’s named executive officers, on an advisory basis, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,429,598	83,705	11,224	473,005

3.	The amendment to Registrant’s 2011 Equity Compensation Plan (the “Plan”) to increase the number of shares authorized to be issued pursuant to the Plan by 1,000,000 shares from 5,000,000 shares to 6,000,000 shares, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,383,495	137,115	3,917	473,005

4.	The ratification of the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending April 30, 2017 was approved as follows:

Votes For	Votes Against	Abstentions
4,914,695	77,914	4,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2016

AMERICAN SOFTWARE, INC. (Registrant)

By:	/s/ Vincent C. Klinges
Name:	Vincent C. Klinges
Title:	Chief Financial Officer